Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(222,140)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,028,450)
Dividend Income	113,394
Interest Income	38,152
Total Income (Loss)	$(2,099,044)

Expenses
General Partner Management Fees	$21,964
Professional Fees	17,934
Brokerage Commissions	384
Directors' Fees and insurance	542
License fees	548
Total Expenses	$41,372
Net Income (Loss)	$(2,140,416)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$45,407,514
Net Income (Loss)	(2,140,416)

Net Asset Value End of Month	$43,267,098
Net Asset Value Per Share (1,200,000 Shares)	$36.06

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596